UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

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LESCO INC.

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3/30/07

Safe Harbor Statement Portions of this presentation and other statements relating to sales and earnings expectations, new Service Center openings and profitability, and other statements that are not historical information are forward-looking statements and, as such, reflect only the Company's best assessment at this time. Investors are cautioned that forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from such statements and that investors should not place undue reliance on such statements. Factors that may cause actual results to differ materially from those projected or implied in the forward-looking statements include, but are not limited to, the final resolution of certain contingencies relative to the collection of identified accounts receivable; the Company's ability to add new Service Centers in accordance with its plans, which can be affected by local zoning and other governmental regulations and its ability to find favorable store locations, to negotiate favorable leases, to hire qualified individuals to operate the Service Centers, and to integrate new Service Centers into the Company's systems; the Company's ability to satisfy minimum purchase requirements to meet contractual commitments and/or maximize supplier rebates; the Company's ability to increase sales volume, particularly through its Service Centers, to leverage its capital investment and its direct and indirect supply contracts; competitive factors in the Company's business, including pricing pressures; lack of availability or instability in the cost of raw materials which affects the costs of certain products; the successful and uninterrupted performance of supply chain services by Turf Care Supply Corp; the Company's ability to impose price increases on customers without a significant loss in revenues; potential rate increases by third-party carriers which affect the cost of delivery of products; changes in existing law; the Company's ability to effectively market and distribute new products; the success of the Company's operating plans; any litigation or regulatory proceedings against the Company; regional weather conditions; and the condition of the industry and the economy. For a further discussion of risk factors, investors should refer to the Company's Securities and Exchange Commission reports, including but not limited to the Company's Annual Report on Form 10- K for the year ended December 31, 2006.

Agenda Industry Overview Company Overview Proposed Merger - Terms and Process Questions & Answers

Industry Overview

Lawn & Garden Total Product Sales - $35 Billion(3) Consumable Product Sales(1) - $7 billion(3) Consumable sales are comprised of fertilizers, pesticides, seed, etc. All other sales are comprised of equipment, tools, green goods (shrubs, plants and trees), etc. Derived from the 2005 Lawn & Garden Consumables Industry Study by the Freedonia Group, Inc. All Other (2) $28 Billion (3) $7 Billion (3)

Lawn & Garden / Consumable Product Sales by Company - $7 Billion(2) 1st Qtr 2nd Qtr 3rd Qtr 4th Qtr 33.7 21.2 2.1 4.1 5.2 18.8 6.8 3.1 2.9 2.1 Scotts professional business is a line of horticulture products used by commercial nurseries, greenhouses and specialty crop growers. Derived from the 2005 Lawn & Garden Consumables Industry Study by the Freedonia Group, Inc. Other 33.7% Other 21.2% Professional $3.5 Billion(2) (48.6%) Scotts 18.8% LESCO 6.8% Consumer $3.7 Billion(2) (51.4%) Spectrum Brands Central Garden Monsanto 5.2% 4.1% Syngenta Bayer Scotts(1) 3.1% 2.9% 2.1% 2.1%

U.S. Landscaping & Lawn Care Industry Outlook / Forecasted Revenue Growth(1) Strong economic growth High levels of consumer confidence Strong sales of new and existing homes Increasing number of consumers opting for professional services due to time and/or ability constraints 1995 2000 2005 2010 2015 24 31 44.5 51.8 60.3 Industry grew robustly during late 1990's due to: Spending is expected to continue to grow over 3% annually due to: Aging of the baby boom generation Increased number of first-time home buyers Growing number of dual-income households Continued time constraints on consumers in general (1) Derived from the 2005 Lawn & Garden Consumables Industry Study by the Freedonia Group, Inc.

2nd Qtr 3rd Qtr 4th Qtr 2.5 1 Lawn & Garden / Total Professional Consumable Products Sales by Customer Sector - $3.5 billion(1) Derived from the 2005 Lawn & Garden Consumables Industry Study by the Freedonia Group, Inc. Excludes $64 million in sales of landscape equipment and related parts/service. All Other 84% All Other 88% Golf $1.0 Billion LESCO $396 Million 16% of Lawn Care Market(2) LESCO $122 Million 12% of Golf Market Lawn Care $2.5 Billion

Professional Turf Market Competitive Landscape

Professional Turf Market

Consumer Customer

Serviced by:

- Lowes
- The Home Depot
- Wal-Mart
- K-Mart/Sears

Supplied by:

- Scotts
- Central Garden & Pet
- Spectrum

Industry Gross Profit Margin: 32 - 36%

	Stores		Direct		
	SC	SOW	SR	NA	HD
SC (Lawn & Landscape)	X				
SOW (Golf)	X	X			
N.A. (Lawn & Landscape - National)	X	X		X	X
Sales Reps (Golf / Lawn & Landscape)	X	X	X		
	24% - 25%		16% - 17%		

- John Deere Landscape
- Toro
- ProSource One
- Lebanon Seaboard

Agricultural Customer

Serviced by:

- UAP
- Simplot (JR)
- Agrium
- The Andersons

10% - 14%

SC - Service Centers
SOW - Stores-on-Wheels
SR - Sales Representatives
NA - National Accounts
HD - The Home Depot

X - Where LESCO customers transact

8

Highly competitive industry Numerous larger, better capitalized competitors Increasing competition from home center and other specialty retailers Competitive pricing pressure on fertilizer, combination and seed products Contracting golf market (decline in number of rounds played and turf care spending) Rising cost and volatility of urea and other raw materials and importance of ability to manage cost increases and fluctuations Increased environmental and regulatory scrutiny within the industry Changing Industry & Competitive Dynamics

Company Overview

National distribution platform 345 LESCO Service Center(r) locations in 38 states 114 Stores-on-Wheels (r) vehicles Large sales team ~ 900 professionals High brand awareness - most widely recognized brand of consumable products in the professional turf care industry LESCO fertilizers: Poly Plus(r) LESCO PRE-M(r), Prosecutor(tm) LESCO application equipment LESCO proprietary seed varieties Online Ordering LESCO Overview

Lawn Care Golf 0.79 0.21 Lawn Care Golf 0.79 0.21 Customer Channels Total Gross Sales 2005 $583 million Total Gross Sales 2006 $555 million

Fertilizer & Combo Products Control Products Turfgrass Seed Equip*/Parts/Service Pest Control Mdsc., Golf Accy & Irrigation % 0.39 0.27 0.16 0.11 0.03 0.04 Product Sales 2006 Gross Sales - $555 million

LESCO Historical Financial Results

Current Situation Deterioration of financial results over the past several years A number of items have negatively impacted performance Elimination of sales representatives in 2005 resulting in an unanticipated loss of sales and de-leveraging effect Unfavorable urea purchase contract in 2006 Pricing pressure on fertilizer, combination and seed products Supply chain inefficiencies that have resulted in excessive supply chain costs De-leveraging effect of intentional withdrawal from certain low margin business Substantial operational improvements are planned and underway Projected to provide substantial incremental operating leverage Projected to result in significant cost savings Present significant execution risk Require multiple years to achieve full benefit

LESCO Strategic Forecast Strategic Forecast See Proxy Statement pages 28 and 29 for further discussion concerning these projections. It should be noted that EBIT is not a measure of performance under generally accepted accounting principles, and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity.

Supply Chain Rationalization Project Creation of market warehouses ("Market Hubs") to stage product for local Service Centers, SOWs and direct customers Delivers a significantly higher percentage of full truck shipments in market directly from manufacturers Consolidates inventory in Market Hubs to improve product availability in a market while reducing total inventory levels Plan is currently being tested in Chicago market Strategic Plan assumes partial implementation in 2008 with full implementation in 2009 Although implementation will begin in 2007, no benefit is projected until 2008 as one year of setup is required before any operational efficiencies could begin to monetize

Risks to Achieving Strategic Plan Exact timing and impact of renewed sales representative program Ability of new and existing service centers to perform as expected Ability to gain traction in new geographical markets and avoid saturation/cannibalization in current markets Ability to hire qualified personnel to execute strategic plan Unknown trends for future costs of raw materials, such as urea Unknown future changes to industry regulations Ability to rationalize supply chain network within the projected time and cost Unknown impact of disrupting current supply chain

Proposed Merger - Terms and Process

$14.50 cash per share 38.4% premium over closing price the day before the announcement 43.1% premium relative to the average closing price over the one month period preceding the announcement 84.9% premium over the average closing price over the 90 day period preceding the announcement Superior Value for LESCO Shareholders

Key Merger Agreement Terms Customary terms, conditions, representations, warranties and covenants for a public company transaction Limited closing conditions which include: LESCO shareholder vote HSR approval Absence of a material adverse effect Material adverse effect definition excludes changes generally affecting the turf, lawn care, or garden products industries or the economy or financial markets in general Ability to respond to an unsolicited alternative acquisition proposal Ability to negotiate with any third party who has submitted an unsolicited "superior proposal" Ability to withdraw or modify Board recommendation of Deere & Co. transaction and approve a superior proposal or enter into an acquisition agreement with respect to a superior proposal Termination fee payable to Deere & Co. of $4.8 million, or approximately $0.53 per share, upon the occurrence of certain events

LESCO Board of Directors - six of the seven directors are independent. Chairman and CEO are separate positions Deere & Company - industry participant through John Deere Landscapes Party I - industry participant that performed detailed due diligence Decided not to submit an indication of interest Was subsequently contacted by William Blair and again declined Party II - industry participant Historical business relationship with LESCO Contacted by William Blair and declined participation Party III - industry participant Indirectly contacted by Western Reserve Partners and declined to participate Party IV - industry participant Historical business relationship with LESCO Contacted by William Blair and declined to proceed Party V - strategic party Similar distribution model Contacted by William Blair and declined to participate Party VI - strategic party Specialty retailer Contacted by William Blair and declined to participate Party VII - private equity firm Expressed interest in LESCO on several occasions Contacted by William Blair and declined to participate Summary of Parties Involved

Board Conducted Thorough Sale Process

Board Conducted Thorough Sale Process (Continued)

Current and historical stock prices, particularly relative to the price of other industry participants and general market indices Certainty of cash consideration of $14.50 per share Superior value for shareholders: 38.4% premium over closing price the day before the announcement 43.1% premium relative to the average closing price over the one month period preceding the announcement 84.9% premium over the average closing price over the 90 day period preceding the announcement Favorable terms and conditions of the merger agreement and limited closing conditions Reasons for the Merger

Risks involved with executing and achieving strategic forecast make it unlikely that LESCO's stock will trade above merger price in the near future and outweigh benefits to declining the merger and executing the strategic plan Plan assumes speedy and successful recovery, by reinstated sales representatives, of over $50 million in lost sales, plus significant incremental growth each year. Plan assumes that market delivery center (MDC) model will prove more efficient and cost-effective than current supply chain. Plan assumes that we will continue to have access to capital sufficient to continue opening service centers and MDC's while meeting other demands of the business. Inherent risk that other, unknown variables may inhibit our ability to meet strategic objectives within the given timeframe Future prices of raw materials and our ability to pass through cost increases Future changes in industry or environmental regulations including related costs Estimated discounted present value of stock price of $13.00 to $16.00 based upon strategic plan A 13x implied enterprise value to 2008 estimated EBITDA multiple Opinion of William Blair & Company Reasons for the Merger (Continued)

Q & A